                                                                     EXHIBIT 4.6

                         SUPPLEMENTAL INDENTURE NO. 3


     THIS SUPPLEMENTAL INDENTURE NO. 3 (the "Supplement") is dated as of April 29, 1998, among Empress River Casino Finance Corporation, a Delaware corporation (the "Company"), Empress Casino Joliet Corporation, f/k/a Empress River Casino Corporation, an Illinois corporation ("Empress"), Empress Casino Hammond Corporation, f/k/a Lake Michigan Charters, Ltd., an Indiana corporation ("Hammond Empress"), Hammond Residential, L.L.C., an Indiana limited liability company ("Hammond Residential"), LMC Leasing, Ltd., a Delaware corporation ("Hammond Leasing," and together with Empress, Empress Hammond and Hammond Residential, collectively referred to herein as the "Guarantors"), U.S. Bank Trust National Association, f/k/a/ First Trust National Association, a national association, as Trustee, and New Empress Joliet, Inc., an Illinois corporation ("New Joliet"). Except as otherwise defined herein, terms used in this Supplement shall have the meanings assigned to them in the Indenture (as defined below).

                                   RECITALS

     WHEREAS, the Company, the Guarantors and the Trustee are parties to that certain Indenture dated as of April 1, 1994, as supplemented by that certain Supplemental Indenture dated as of November 6, 1997 and that certain Supplemental Indenture No. 2 dated as of February 23, 1998 (as so supplemented, the "Indenture"), pursuant to which the Company issued $150.0 million in 10.75% Senior Notes due 2002 (the "Notes"); and

     WHEREAS, Section 10.1(1) of the Indenture permits the Company or any Guarantor and the Trustee to enter into a supplemental indenture without the consent of any holders of the Notes in order to cure ambiguities or inconsistencies in the Indenture as long as such action does not adversely affect the interest of any holder of the Notes in any respect; and

     WHEREAS, the parties desire to cure certain ambiguities by entering into this Supplement on the terms set forth below; and

     WHEREAS, Section 10.1(3) of the Indenture permits the Company or any Guarantor and the Trustee to enter into a supplemental indenture without the consent of any holders of the Notes in order to provide for additional Guarantors of the Securities; and

     WHEREAS, New Joliet desires to become an Additional Guarantor under the Indenture, as required by Section 5.22 of the Indenture;

     NOW THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  AGREEMENTS

1.   STATUS OF INDENTURE.  Except as specifically set forth herein, the
     -------------------
Indenture and all related documents executed and delivered to the Trustee in connection with the Indenture and the Company's and each Guarantor's liabilities thereunder shall remain in full force and effect, and shall not be waived, modified, superseded or otherwise affected by this Supplement. This Supplement is not to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Indenture and such other related documents, except as specifically set forth herein.

2.   CHANGE OF CONTROL.  Clauses (i) and (ii) in the definition of "Change of
     -----------------
Control" in Section 1.1 of the Indenture are hereby deleted in their entirety and replaced with the following:

     "(i) any merger or consolidation of, or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of, Empress (or, if applicable, the Parent Guarantor) in each case on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than Excluded Persons or any entity of which a majority of the aggregate voting power of all classes of Capital Stock then outstanding of such entity is owned by the Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than 40% of the aggregate voting power normally entitled to vote in the election of directors of the transferee;
     (ii) the time that any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than Excluded Persons or any entity of which a majority of the aggregate voting power of all classes of Capital Stock then outstanding of such entity is owned by the Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than 40% of the aggregate voting power of all classes of Capital Stock then outstanding of Empress (or, if applicable, the Parent Guarantor) normally entitled to vote in elections of directors;"

3.   GUARANTY.   New Joliet hereby agrees to guaranty, jointly and severally
     --------
with the existing Guarantors and on a senior basis, the Company's obligation to pay principal, premium and interest on the Securities on terms identical to those contained in Article XIII of the Indenture, as if New Joliet had been an original party to Article XIII of the Indenture, and in furtherance thereof agrees to execute and deliver to the Trustee the form of Guaranty attached hereto as Exhibit A.
          ---------

4.   COUNTERPARTS.  This Supplement may be executed in any number of
     ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                                     *****

     IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date first above written.



EMPRESS RIVER CASINO FINANCE                  EMPRESS CASINO JOLIET
CORPORATION                                   CORPORATION (f/k/a Empress River
                                              Casino Corporation)

By: /s/ John Costello                         By: /s/ John Costello
   -------------------------------------          ------------------------------
Name: John Costello                           Name: John Costello
     -----------------------------------           -----------------------------
Title: Vice President & Chief Financial       Title: Vice President & Chief
       Office                                        Financial Officer
       ----------------------------------          -----------------------------

EMPRESS CASINO HAMMOND                        LMC LEASING, LTD.
CORPORATION (f/k/a Lake Michigan
Charters, Ltd.)

By: /s/ John Costello                         By: /s/ John Costello
   --------------------------------------        -------------------------------
Name: John Costello                           Name:   John Costello
   --------------------------------------        -------------------------------
Title: Vice President & Chief Financial       Title: Vice President & Chief
       Officer                                       Financial Officer
   --------------------------------------        -------------------------------

U.S. BANK TRUST NATIONAL                      NEW EMPRESS JOLIET, INC.
ASSOCIATION (f/k/a/ First Trust National
Association)

By: /s/ Richard H. Prokosch                   By: /s/ John Costello
   --------------------------------------        ------------------------------
Name: Richard H. Prokosch                     Name: John Costello
     ------------------------------------          -----------------------------
                                              Title: Vice President & Chief
Title: Assistant Vice President                       Financial Officer
      -----------------------------------           ----------------------------

HAMMOND RESIDENTIAL, L.L.C.

By: /s/ John Costello
    -------------------------------------
Name: John Costello
     ------------------------------------
Title: Vice President & Chief
       Financial Officer
      -----------------------------------

                                   EXHIBIT A
                                   ---------

                                   GUARANTY

     For value received, ________________________, a _________________
corporation, hereby unconditionally guarantees to the Holder of the Security upon which this Guaranty is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guaranty were issued, of the principal of, premium, if any, and interest on, such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XIII of the Indenture. The Guaranty of the Security upon which this Guaranty is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security.


                                    ___________________________________

                                    By:________________________________



                                    Attest:____________________________